SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is entered into by and between TPT Strategic, Inc., a Colorado Corporation ("TPTS" or the "Company") and the undersigned individual, Everett Lanier, and Information Security and Training, LLC, (referred to herein collectively as "Second Parties" and is intended to bind such individually and collectively) and each party acknowledges receipt of full, fair, and adequate consideration for the covenants, and releases herein.

RECITALS

A. This Agreement compromises, settles, and otherwise resolves all claims, compensation claims, benefit claims, or allowances, ownership of TPTS Series B Preferred Stock, and all other potential claims between the Parties or their officers, directors, shareholders, or representatives arising from or relating to Second Parties' activities during the period from approximately 2022 to date hereof, except as to those rights specifically set forth herein and documents executed concurrently herewith.

B. The Company and the Second Parties have reached a Settlement of certain matters, any payables to or from the Company from or to Second Parties of TPTS which would be a claim, and certain stock ownership of TPTS by the Second Parties, under the terms hereof.

C. Certain matters have arisen regarding Second Parties that had not previously been disclosed to TPTS, by Second Parties and still have not been fully disclosed on the advice of counsel to Second parties, and such matters could materially affect the financials and business of TPTS, and it is deemed grounds for the rescission of the acquisition of Information and Security Training LLC, by TPTS, which occurred in 2022, and the release and cancellation of the Series B Preferred Stock of TPTS issued to Everett Lanier, and the release by TPTS of any claim of ownership to Information and Security Training LLC

AGREEMENT

1. Denial of Wrongdoing or Liability. This Agreement is entered into solely for purpose of effectuating a full compromise, settlement, and certain releases. Accordingly, except as set forth herein, each party acknowledges that the other has admitted no fault, wrongdoing, liability, or obligation, (except such obligations as reflected in this Agreement), in execution hereof. In fact, each party expressly denies such fault, wrongdoing, liability, or obligation.

2. Intent to Settle All Claims. This Settlement Agreement shall settle all matters between the parties from 2022 to date hereof, and the Parties desire to fully and finally compromise, settle, and otherwise terminate any and all claims between them arising from or relating to any claim or action involving TPTS, any Series B Preferred stock of TPTS, and any ownership of Information and Security Training LLC by TPTS, any default, breach, damages, payment or benefit whatsoever affecting or relating to the Company, and any compensation claim by the Second Parties, collectively and individually, and any and all claims relating to the ownership of 500,000 shares of Series B Preferred Stock of TPTS by the Second Party, Everett Lanier..

3. Release. The Parties hereby mutually release, discharge, and indemnify and hold harmless one another (as well as their respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, Second Parties, collectively and individually, representatives, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to the relationship and the transactions between the parties referenced herein except as performance is required as set forth in this Agreement.

4. Limitation of Release. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third-party beneficiary.

5. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

6. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the matters referenced herein. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party, at any time hereafter.

7. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

8. Consideration. This Agreement is fully supported by mutual full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and which considerations are contained in the provisions hereof in the individual paragraphs.

9. Agreed Settlement Consideration.

a) TPTS hereby waives and releases any claims against Second Parties, under the terms hereof, and release any claim to ownership of the interests in Information and Security Training LLC to Everett Lanier

b) The Second Party, Everett Laner hereby waives and releases any claim of ownership to a total of 500,000 shares of Series B Preferred Stock of TPTS The Second Parties acknowledge such shares are surrendered hereunder, for cancellation of record to TPTS, and any claim related thereto is hereby irrevocably waived by the Second Party, Everett Lanier, individually. The Second Parties, collectively and individually, hereby deliver such certificate hereby to the TPTS, and this agreement shall suffice as the Stock Power for the cancellation of the Certificate by TPTS. *This agreement* and the Stock power delivered herewith shall be deemed authority to cancel the shares of record, and the Company is given Power of Attorney hereby to

take any such required actions in the name of any of the Second Party, Everett Lanier, by the execution of this agreement.

d) As a material inducement to the Company to enter into this agreement, which agreement is material and a major inducement to TPTS the Second Parties represent, warrant and acknowledge that releasing the claims as to Series B Preferred shares of TPTS held by Everett Lanier shall not constitute an act of Bankruptcy, and the claim to the Series B shares of TPTS is recognized as contingent and disputable by TPTS, is of nominal value due to the failure of business in Information Security and /training LLC, contrary to the representations of the Second Parties, upon which TPTS had relied, and that Everett Lanier is receiving full, fair and adequate consideration in accordance with the terms hereof, in return for the releases herein. In the event of a bankruptcy of Everett Lanier in which the estate asserts a right to set aside this agreement, Everett Lanier agrees and covenants that all attorneys, fees, costs and damages to the Company, TPTS, shall be deemed a priority claim, shall be non-dischargeable in Bankruptcy, and all attorneys' fees and costs to litigate the matter after the date of the Bankruptcy petition incurred by the Company, TPTS, shall not be dischargeable in the Bankruptcy and shall constitute a personal debt of Everett Lanier to the Company, chargeable against any purported value of the Series B Preferred shares of TPTS, if any.

10. Resignation and Release. Everett Lanier hereby resigns as an officer of any position held with TPTS, and as a Director of TPTS, and acknowledges that no compensation is due to him from TPTS and waives and releases any claim to any compensation.

11. Headings. The headings contained in this Agreement are for convenience and reference purposes only and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

12. Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

13. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

14. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not affect the remaining provisions, which shall remain fully valid, binding, and enforceable.

15. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

17. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

18. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

19. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

20. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

21. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth in this document, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

22. Confidentiality. Each Party agrees that this Agreement shall remain confidential, except in the event this document is covered by a subpoena in any civil action or other legal action or proceeding, or required to be filed by the rules of any regulatory agency such as the Securities Exchange Commission, but it may be disclosed to TPTS' auditors and accountants, for accounting purposes.

23. Non-Disparagement. The Parties each agree that each party shall avoid criticizing, disparaging, making any accusatory, derogatory, or defamatory statements or allegations against the other party, or in the case of the Company, any member of management or the Board of Directors or shareholders or agents of the Company shall be the beneficiaries hereunder. This provision shall be enforceable by *ex-parte* injunctive action, for retraction and injunction and followed by damages claims.

24. Effective Date for Accounting. For accounting purposes, the effective date of this rescission is April 1, 2023.

IN WITNESS WHEREOF, the undersigned execute this Settlement Agreement and Mutual Release, thereby agreeing to abide by the terms hereof.

TPT Strategic, Inc., a Colorado Corporation

DocuSigned by:

By: ______________________ Dated 9/8/2023

DE779F1C4187427...

Its: CEO

THE SECOND PARTIES, COLLECTIVELY AND INDIVIDUALLY

DocuSigned by:

Everett Lanier ______________________ Dated 9/11/2023

Everett Lanier 9F5AB74D5B7E4B8...

Information Security and Training LLC

DocuSigned by:

By: Everett Lanier ______________________ Dated 9/11/2023

9F5AB74D5B7E4B8...